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                                                                    EXHIBIT 3.11

                CERTIFICATE OF INCORPORATION OF TAYLOR PUBLISHING
    COMPANY WITH ALL AMENDMENTS (f/k/a TAYLOR PUBLISHING COMPANY OF DELAWARE)

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                          CERTIFICATE OF INCORPORATION

                                       OF

                      TAYLOR PUBLISHING COMPANY OF DELAWARE

          We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purpose hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this Certificate of Incorporation in writing and do hereby certify as follows, to wit:

          FIRST: The name of the Corporation (herein-after called the Corporation) is

                      TAYLOR PUBLISHING COMPANY OF DELAWARE

          SECOND: The respective names of the County and of the City within the County in which the principal office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the resident agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said principal office and the address by street and number of said resident agent is 229 South State Street, Dover, Delaware.

          THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

          (a) To carry on a general printing, engraving, lithographing, electrotyping, binding and publishing business in all the branches thereof;

          (b) To carry on and transact business as general merchants, traders, merchandisers, shippers, carriers by air, land, or sea, investors, managers, consultants,

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     advisers, agents, brokers, factors, licensors, licensees, lessors, lessees, buyers, sellers, importers, exporters, dealers, manufacturers, processors, or in any other lawful capacity, of tangible and intangible, real, personal and mixed property and of enterprises of every class and description; to obtain, receive, grant, assign, enter into and negotiate contracts in respect of, and generally deal in and with, in any capacity, any and all options, franchises, privileges, interests, royalties and rights in respect thereof; and to do everything necessary, useful, proper, and convenient, to the extent permitted by law, in furtherance of the purposes, business and activities of the Corporation;

          (c) To manufacture, purchase, or otherwise acquire, hold, own, sell, assign, transfer, lease, exchange, invest in, mortgage, pledge or otherwise encumber or dispose of and generally deal and trade in and with, in any part of the world, goods, wares, merchandise and property of every kind, nature and description.

          (d) To apply for, register, acquire, hold, use, sell, exchange, assign, grant, lease or otherwise dispose of letters patent, patent rights, copyrights, licenses and privileges, inventions, improvements, processes, formulae, trademarks and trade names relating to or useful in connection with any business of the Corporation.

          (e) To borrow money and to make and issue promissory notes, bills of exchange, bonds, debentures and other obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise or unsecured, for money borrowed, or in payment for property purchased or acquired, or for any other lawful object, without limit as to amount, but only as permitted by law; to confer upon the holders of any bonds, debentures, notes or other obligations of the Corporation, secured or unsecured, the right to convert the same into classes of stock of any series of the Corporation, now or hereafter to be issued, upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof.

          (f) To have one or more offices, stations, studios, factories, plants, warehouses, shops and other like facilities in the State of Delaware, other states, the District of Columbia, the territories and possessions of the United States and in foreign countries at which to carry on all or any of its operations and business.

          (g) To purchase, hold, own, lease, mortgage, pledge, sell, convey or otherwise acquire or dispose of real and personal property, rights, interests and franchises of every class, kind and description, including any or all forms of securities, including shares of stock, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness, created by corporations, domestic or foreign, associations, firms, trustees, syndicates, individuals, governments, provinces, colonies, states, districts, territories, municipalities or other political divisions, of any government or governments, and to loan money and to take notes, open accounts and other similar evidences of debt or security therefor.

          (h) To acquire in whole or in part the good will, rights, property and assets of all kinds of, and any interest in, any person, firm, association or corporation, and to pay for the same in cash, stock, securities, bonds, debentures or other evidences of indebtedness of the Corporation or otherwise.

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          (i) To purchase, hold, sell and transfer shares of (and options to purchase shares of) its own capital stock and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations or associations and upon such terms and conditions as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

          (j) To become surety for and to guarantee the carrying out or performance of contracts of every kind and character and to aid in any manner permitted by law any corporation, association or trust estate, domestic or foreign, or any firm or individual, in which or in the welfare of which the Corporation shall have any direct or indirect interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be at any time directly or indirectly interested, and to promote or facilitate the organization and financing of subsidiary companies.

          (k) To enter into all proper arrangements and agreements with any government or authority, supreme, municipal, local or otherwise, both foreign and domestic, that may be necessary or suitable for the business of the Corporation; to obtain from any government or authority, rights, privileges, franchises or concessions suitable for the nature of the business and the objects or purposes hereinabove stated which the Corporation may think desirable to obtain, and to carry out, exercise and comply with any such arrangements, agreements, rights, privileges, franchises or concessions.

          (l) To execute and deliver general or special powers of attorney to individuals, corporations, companies, associations, trusts, partnerships or other organizations, as the Board of Directors shall determine.

          (m) To carry out and do all or any of the above objects or purposes in any part of the world as principal, agent, contractor, commission merchant, consignee, factor or otherwise, and by or through agents, trustees, contractors, factors or otherwise, and to do all such other things and to carry on any such lawful business as are incidental to or convenient for the nature of the business and the objects or purposes for which the Corporation is formed, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise.

          (n) To do any and all things of the kind stated herein and to exercise any and all powers which may now or hereafter be lawful for the Corporation to exercise under the laws of the State of Delaware or any other laws that may now or hereafter be applicable to the Corporation.

          The foregoing provisions of this Article THIRD shall be construed as objects, purposes and powers, and each as an independent object, purpose and power. The foregoing enumeration of specific objects, purposes and powers shall not be held to limit or restrict in any

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manner the objects, purposes and powers of the Corporation, provided, however, that the Corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

          FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

          Each share of Common Stock shall entitle the holder thereof to have one (1) vote for the election of directors and upon any other matter presented to the stockholders at any meeting.

          Each share of stock, issued by the corporation for which the full consideration has been paid or delivered, shall be deemed fully-paid stock and non-assessable.

          No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for or otherwise acquire any shares of stock of any class, whether now or hereafter authorized, or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of stock of any class which the corporation may at any time hereafter issue or sell, whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants and options may, without any action by the stockholders, be issued and disposed of by the Board of Directors to such persons, firma, corporations or associations upon such terms and for such consideration as the Board of Directors in its discretion may from time to time determine, without first offering any thereof to any class of stockholders.

          The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to

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recognize any equitable or other claim to or interest in such shares, rights or options on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

          FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars.

          SIXTH: The names and places of residence of each of the incorporators are as follows:

                        NAME            PLACE OF RESIDENCE

          Lawrence D. Lavers            171 East 83rd Street,
                                        Apt. 3-F
                                        New York, N.Y.

          Sam S. Miller                 37 East 83rd Street,
                                        New York, N.Y.

          Donald P. Wefer               72 Shadyside Avenue,
                                        Port Washington, N.Y.

          SEVENTH: The corporation is to have perpetual existence.

          EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

          1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum number prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

          2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

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               (a) To make, alter, amend and repeal By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

               (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

               (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

               (d) To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

          In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

          3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

          4. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

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          5. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stock-holders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

          TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

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          IN WITNESS WHEREOF, we, the undersigned, being all of the
incorporators, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set our respective hands and seals.

Dated: New York, N.Y.
       July 10, 1967

                                    /s/ Lawrence D. Lavers                (L.S.)
                                    --------------------------------------

                                    /s/ Sam S. Miller                     (L.S.)
                                    --------------------------------------

                                    /s/ Donald P. Wefer                   (L.S.)
                                    --------------------------------------

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STATE OF NEW YORK   )
                   : ss.:
COUNTY OF NEW YORK )

          BE IT REMEMBERED that personally appeared before me, John V. Monckton, a Notary Public in and for the County and State aforesaid, Lawrence D. Lavers, Sam S. Miller and Donald P. Wefer, all the incorporators who signed the foregoing Certificate of Incorporation, known to me personally to be such, and I having made known to them and each of them the contents of said Certificate of Incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office this 10th day of July, 1967.

                                           /s/ John V. Monckton
                                           -------------------------------------
                                                         Notary Public

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      TAYLOR PUBLISHING COMPANY OF DELAWARE

      (Pursuant to Section 242 of Title 8, Chapter 1 of the Delaware Code)

          TAYLOR PUBLISHING COMPANY OF DELAWARE, (hereinafter called the "Corporation") a corporation organized and existing under and by virtue of Title 8, Chapter 1 of the Delaware Code, does hereby certify as follows:

          FIRST: That, upon the unanimous written consent of the holders of all of the outstanding shares of stock entitled to vote of the above Corporation, which consent was given pursuant to the provisions of Section 228 of Title 8, Chapter 1, of the Delaware Code, the following amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of Title 8, Chapter 1 of the Delaware Code:

          By striking out Article FIRST thereof in its entirety, and by substituting in lieu thereof a new Article FIRST to read as follows:

          "FIRST: The name of the Corporation (hereinafter called the 'Corporation') is TAYLOR PUBLISHING COMPANY."

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          IN WITNESS WHEREOF, the said TAYLOR PUBLISHING COMPANY OF DELAWARE has caused this Certificate to be executed by Durand B. Blatz, its President and Herbert F. Kahler, its Secretary and caused the corporate seal of the Corporation to be affixed this 14th day of September, 1967.

                                           /s/ Durand B. Blatz
                                           ----------------------------------
                                                         President

                                           /s/ Herbert F. Kahler
                                           ----------------------------------
                                                          Secretary

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STATE OF CONNECTICUT )
                    : ss.:
COUNTY OF NEW YORK  )

          BE IT REMEMBERED that on the 14th day of September, 1967, personally came before me, the undersigned, a Notary Public, duly authorized to take acknowledgment of deeds by the laws of the place where the foregoing certificate was executed, DURAND B. BLATZ and HERBERT F. KAHLER, President and Secretary respectively of Taylor Publishing Company of Delaware, a corporation of the State of Delaware, the corporation described in the foregoing certificate, known to me personally to be such, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and made on behalf of said corporation, and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                           /s/ Kathleen A. Custy
                                           -------------------------------------
                                                          Notary Public